UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 22, 2008

Date of Report (Date of earliest event reported)

First Georgia Community Corp.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

333-13583	58-2266960
(Commission File Number)	(IRS Employer Identification No.)

150 Covington Street, Jackson, Georgia	03233
(Address of Principal Executive Offices)	(Zip Code)

770-504-1090

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, Emory Lewis retired as a director and President and Chief Executive Officer of First Georgia Community Corp. (the “Company”). Mr. Lewis will continue to serve as a consultant for the Company’s subsidiary, First Georgia Community Bank (the “Bank”).

As a result of Mr. Lewis’ retirement, the Board of Directors of the Company has appointed Art Hammond to serve as President and Chief Executive Officer of the Company and the Bank. Mr. Hammond has been with the Bank since 2006, most recently serving as Chief Operating Officer of the Bank. Prior to Joining the Bank, Mr. Hammond served as Senior Vice President and Chief Executive of Henry County for Southern Community Bank from June 2004 until joining the Bank in February 2006. From August 2003 until June 2004, Mr. Hammond was with Worldwide Incorporated where he served as President of three of their subsidiary companies.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Georgia Community Corp.

By:	/s/ Elaine S. Kendrick
Elaine S. Kendrick Secretary and Treasurer

Dated: February 26, 2008